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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-3388) of Cotelligent Group, Inc. of our reports as listed below which appear in the Annual Report on Form 10-K.

         COMPANY                                                 DATE
         -------                                                 ----

  Cotelligent Group, Inc.                                   April 20, 1996
  Combined Predecessor Companies                            April 20, 1996
  Financial Data Systems, Inc.                              April 20, 1996
  BFR Co., Inc.                                             April 20, 1996
  Data Arts & Sciences, Inc.                                April 20, 1996
  Chamberlain Associates, Inc.                              April 20, 1996

[SIGNATURE OF PRICE WATERHOUSE LLP APPEARS HERE]

Price Waterhouse LLP
Minneapolis, Minnesota
June 27, 1996